EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
December 31, 2012

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Dispositions	21
Summary Description	1	Operating Property Acquisition	22
Equity Research Coverage	2	Construction, Redevelopment, Wholesale Data Center and Land
Selected Financial Summary Data	3	& Pre-Construction Summary	23
Selected Portfolio Data	4	Summary of Construction Projects	24
		Summary of Redevelopment Projects	25
FINANCIAL STATEMENTS:	Section II	Wholesale Data Center	26
Quarterly Consolidated Balance Sheets	5	Summary of Land Held and Pre-Construction	27
Consolidated Statements of Operations	6-7
Consolidated Statements of FFO	8-9	CAPITALIZATION:	Section V
Consolidated Reconciliations of AFFO	10	Quarterly Common Equity Analysis	28
		Quarterly Preferred Equity and Total Market Capitalization Analysis	29
PORTFOLIO INFORMATION:	Section III	Dividend Analysis	30
Consolidated Office Properties by Region	11	Debt Analysis	31-32
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Debt Maturity Schedule	33
Unstabilized Office Properties	13	Consolidated Joint Ventures	34
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15	RECONCILIATIONS & DEFINITIONS:	Section VI
Same Office Property Real Estate Revenues & NOI by Region	16	Supplementary Reconciliations of Non-GAAP Measures	35-37
Office Leasing	17-18	Definitions	38-42
Office Lease Expiration Analysis	19
Top 20 Office Tenants	20

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS 2012 RESULTS; AFFIRMS 2013 GUIDANCE

COLUMBIA, MD February 8, 2013 - Corporate Office Properties Trust (COPT or the Company) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2012.

"The COPT team exceeded expectations in 2012, with our strong execution of the Strategic Reallocation Plan, record development leasing and strengthening our balance sheet," stated Roger A. Waesche, Jr., COPT's President & Chief Executive Officer. "In fact, notwithstanding the on-going challenges presented by the Federal budget issues, we executed leases at development and redevelopment properties for 1.2 million square feet - the highest new leasing volume in COPT's history," he stated.

Results:
For the fourth quarter ended December 31, 2012 - Diluted earnings per share (EPS) was $0.16 for the quarter ended December 31, 2012 as compared to EPS loss of ($1.26) in the fourth quarter of 2011. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.51 for the fourth quarter ended December 31, 2012, which represented an 11% decrease from the $0.57 reported for the fourth quarter of 2011. Adjustments for comparability encompass items such as acquisition costs, impairments and gains on non-operating properties, losses on early extinguishment of debt and derivative losses. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT's definition, FFOPS for the fourth quarter of 2012 was $0.49 versus ($0.35) reported in the fourth quarter of 2011.

For the year ended December 31, 2012 - EPS loss was ($0.03) for the year ended December 31, 2012 as compared to an EPS loss of ($1.97) for 2011. FFOPS for the full year 2012, as adjusted for comparability, was $2.11, which represented a 1% decrease from the $2.14 reported in 2011. Per NAREIT's definition, FFOPS for 2012 was $2.13 as compared to $0.72 for the full year 2011.

Operating Performance:
Portfolio Summary - At December 31, 2012, the Company's consolidated portfolio of 208 operating office properties totaled 18.8 million square feet. The weighted average remaining lease term for the portfolio was 4.4 years and the average rental rate (including tenant reimbursements) was $27.92 per square foot. The Company's consolidated portfolio was 87.8% occupied and 89.2% leased as of December 31, 2012.

Same Office Performance - The Company's same office portfolio excludes properties identified for eventual sale, including those in its Strategic Reallocation Plan. For the year ended December 31, 2012, COPT's same office portfolio represents 84% of the rentable square feet of the portfolio and consists of 177 properties.

i

For the year ended December 31, 2012, the Company's same office property cash NOI, excluding gross lease termination fees, increased 2.3% as compared to the year ended 2011. Including gross lease termination fees, same office property cash NOI for the year ended December 31, 2012 increased 2.8% over 2011. The Company's same office portfolio occupancy was 89.1% at year end 2012, up 80 basis points from the end of 2011.

Leasing - COPT completed a total of 1.4 million and 3.3 million square feet of leasing, respectively, for the quarter and year ended December 31, 2012. During these same periods, the Company's respective renewal rates were 86% and 64%. For the quarter and year ended December 31, 2012, total rent on renewed space increased 3.9% and 2.2%, respectively, as measured from the straight-line rent in effect preceding the renewal date; on a cash basis, renewal rents increased 1.0% in the fourth quarter of 2012 and decreased 4.2% for the year versus 2011.

Investment Activity for the year ended December 31, 2012:
Construction - At December 31, 2012, the Company had 11 properties totaling 1.4 million square feet under construction for a total projected cost of $288.7 million, of which $154.0 million had been incurred which was 67% pre-leased.

Acquisitions - During 2012, the Company acquired one building located at 13857 McLearen Road in Herndon, Virginia, with 202,000 square feet for $48.3 million.

Dispositions - In 2012, as part of the Company's Strategic Reallocation Plan, COPT disposed of 35 buildings aggregating 2.3 million square feet for $317.6 million.

Capital Transactions in 2012:
In February, the Company entered into a $250 million term loan agreement with its bank group. The Term Loan has a five-year term and a variable interest rate of LIBOR plus 1.65% to 2.40%, depending on the Company's leverage levels. The Company used proceeds from the Term Loan to repay outstanding balances on its unsecured line of credit.

In June, the Company issued $172.5 million dollars of Series L preferred shares with a 7.375% annual dividend. The Company used the proceeds to pay down its line of credit and redeemed all $55 million of its outstanding Series G preferred shares, which paid an 8% annual dividend.

In August, the Company entered into a $120 million term loan agreement, with the ability to expand the amount drawn during the term, subject to certain conditions, by an additional $80 million. The Term Loan has a seven-year term and a variable interest rate of LIBOR plus 2.10% to 2.60%, depending on the Company's leverage levels.

In October, the Company completed a public offering of 8,625,000 newly issued common shares, which generated net proceeds of approximately $204.9 million. COPT used the net proceeds from the offering to repay amounts outstanding under its unsecured revolving credit facility and for general corporate purposes.

Balance Sheet and Financial Flexibility:
As of December 31, 2012, the Company had a total market capitalization of $4.5 billion, with $2.0 billion in debt outstanding, equating to a 45.0% debt-to-total market capitalization ratio. Also, the Company's weighted average interest rate was 4.5% for the quarter ended December 31, 2012 and 80% of the Company's debt was subject to fixed interest rates, including the effect of interest rate swaps.

2013 FFO Guidance:
Management is affirming its previously issued guidance for 2013 FFOPS of between $1.83 and $1.93, and its first quarter 2013 FFOPS guidance of between $0.44 and $0.46. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending March 31, 2013 and the year ending December 31, 2013 is provided, as follows:

	Quarter Ending		Year Ending
	March 31, 2013		December 31, 2013
	Low	High	Low	High
FFOPS, NAREIT definition	$0.44	$0.46	$1.83	$1.93
Real estate depreciation and amortization	(0.35)	(0.37)	(1.41)	(1.48)
Noncontrolling interests in non-FFO items and other	0.01	0.02	0.04	0.08
EPS	$0.10	$0.11	$0.46	$0.53

Conference Call Information:
Management will discuss fourth quarter and full year 2012 earnings results, as well as its 2013 guidance, on its conference call today at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, February 8, 2013

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)     888-679-8034

Telephone Number: (outside the U.S.)    617-213-4847

Passcode:    99191178

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PXR4G4A6B

You may also pre-register in the Investor Relations section of the Company's website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, February 8 at 1:00 p.m. Eastern Time through Friday, February 22 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 65264157. To access the replay outside the United States, please call 617-801-6888 and use passcode 65264157.

The conference calls will also be available via live webcast in the Investor Relations section of the Company's website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company's website.

Definitions:
Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information:
COPT is an office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of December 31, 2012, the Company's consolidated portfolio consisted of 208 office properties totaling 18.8 million rentable square feet. The Company's portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•	adverse changes in the real estate markets including, among other things, increased competition with other companies;

•
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by strategic tenants;

•	the Company's ability to sell properties included in its Strategic Reallocation Plan;

•	the Company's ability to borrow on favorable terms;

•
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•
risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

•	changes in the Company's plans or views of market economic conditions or failure to obtain development rights, any of which could result in recognition of impairment losses;

•	the Company's ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•	the Company's ability to achieve projected results;

•	the dilutive effect of issuing additional common shares; and

•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and in our Current Report on Form 8-K dated October 10, 2012.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011
Revenues
Real estate revenues	$117,481	$111,483	$454,171	$428,496
Construction contract and other service revenues	20,024	16,491	73,836	84,345
Total revenues	137,505	127,974	528,007	512,841
Expenses
Property operating expenses	44,887	42,525	167,161	162,397
Depreciation and amortization associated with real estate operations	28,560	28,906	113,480	113,111
Construction contract and other service expenses	19,274	15,941	70,576	81,639
Impairment losses	1,954	40,495	43,214	83,478
General and administrative expenses	5,740	5,881	26,271	25,133
Leasing expenses	1,363	1,433	5,629	5,181
Business development expenses and land carry costs	1,205	1,800	5,711	6,122
Total operating expenses	102,983	136,981	432,042	477,061
Operating income (loss)	34,522	(9,007)	95,965	35,780
Interest expense	(22,715)	(23,361)	(94,624)	(98,222)
Interest and other income	4,020	1,921	7,172	5,603
Loss on early extinguishment of debt	(6)	(3)	(943)	(1,639)
Loss on interest rate derivatives	—	(29,805)	—	(29,805)
Income (loss) from continuing operations before equity in loss of unconsolidated entities and income taxes	15,821	(60,255)	7,570	(88,283)
Equity in loss of unconsolidated entities	(24)	(108)	(546)	(331)
Income tax (expense) benefit	(54)	38	(381)	6,710
Income (loss) from continuing operations	15,743	(60,325)	6,643	(81,904)
Discontinued operations	3,267	(30,781)	13,677	(48,404)
Income (loss) before gain on sales of real estate	19,010	(91,106)	20,320	(130,308)
Gain on sales of real estate, net of income taxes	—	4	21	2,732
Net income (loss)	19,010	(91,102)	20,341	(127,576)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(651)	5,348	87	8,439
Preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
Other consolidated entities	345	423	1,209	369
Net income (loss) attributable to COPT	18,539	(85,496)	20,977	(119,428)
Preferred share dividends	(6,106)	(4,026)	(20,844)	(16,102)
Issuance costs associated with redeemed preferred shares	—	—	(1,827)	—
Net income (loss) attributable to COPT common shareholders	$12,433	$(89,522)	$(1,694)	$(135,530)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$12,433	$(89,522)	$(1,694)	$(135,530)
Amount allocable to restricted shares	(112)	(256)	(469)	(1,037)
Numerator for diluted EPS	$12,321	$(89,778)	$(2,163)	$(136,567)

Denominator:
Weighted average common shares - basic	79,004	71,351	73,454	69,382
Dilutive effect of share-based compensation awards	67	—	—	—
Weighted average common shares - diluted	79,071	71,351	73,454	69,382
Diluted EPS	$0.16	$(1.26)	$(0.03)	$(1.97)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$19,010	$(91,102)	$20,341	$(127,576)
Real estate-related depreciation and amortization	28,560	33,030	121,937	134,131
Impairment losses on previously depreciated operating properties	247	39,481	70,263	70,512
Gain on sales of previously depreciated operating properties, net of income taxes	8	(3,362)	(20,928)	(4,811)
Depreciation and amortization on unconsolidated real estate entities	—	142	346	492
Funds from operations (“FFO”)	47,825	(21,811)	191,959	72,748
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(738)	(283)	(1,989)	(1,887)
Preferred share dividends	(6,106)	(4,026)	(20,844)	(16,102)
Issuance costs associated with redeemed preferred shares	—	—	(1,827)	—
Basic and diluted FFO allocable to restricted shares	(191)	(255)	(919)	(1,037)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	40,625	(26,540)	165,720	53,062
Operating property acquisition costs	—	4	229	156
Gain on sales of non-operating properties, net of income taxes	—	—	(33)	(2,717)
Impairment losses (recoveries) on non-operating properties	1,893	39,193	(3,353)	80,509
Income tax expense on impairment (losses) recoveries on non-operating properties	—	452	673	(4,775)
Loss on interest rate derivatives	—	29,805	—	29,805
Loss (gain) on early extinguishment of debt	6	3	(793)	2,023
Issuance costs associated with redeemed preferred shares	—	—	1,827	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	42,524	42,917	164,270	158,063
Straight line rent adjustments	(3,385)	(2,144)	(10,016)	(8,669)
Amortization of intangibles included in net operating income	221	249	880	849
Share-based compensation, net of amounts capitalized	1,720	3,764	9,982	11,920
Amortization of deferred financing costs	1,547	1,506	6,243	6,596
Amortization of net debt discounts, net of amounts capitalized	693	634	2,721	4,680
Amortization of settled debt hedges	16	15	62	62
Recurring capital expenditures	(27,476)	(12,550)	(43,943)	(39,510)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$15,860	$34,391	$130,199	$133,991
Diluted FFO per share	$0.49	$(0.35)	$2.13	$0.72
Diluted FFO per share, as adjusted for comparability	$0.51	$0.57	$2.11	$2.14
Dividends/distributions per common share/unit	$0.2750	$0.4125	$1.1000	$1.6500

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2012	December 31, 2011
Balance Sheet Data
Properties, net of accumulated depreciation	$3,163,044	$3,352,975
Total assets	3,653,759	3,863,555
Debt, net	2,019,168	2,426,303
Total liabilities	2,206,962	2,648,748
Redeemable noncontrolling interest	10,298	8,908
Equity	1,436,499	1,205,899
Debt to adjusted book	47.8%	54.6%
Debt to total market capitalization	45.0%	56.8%

Consolidated Property Data (as of period end)
Number of operating properties	208	238
Total net rentable square feet owned (in thousands)	18,831	20,514
Occupancy	87.8%	86.2%

Reconciliation of total assets to denominator for debt to adjusted book
Denominator for debt to total assets	$3,653,759	$3,863,555
Accumulated depreciation	555,975	559,679
Accumulated depreciation included in assets held for sale	12,201	17,922
Denominator for debt to adjusted book	$4,221,935	$4,441,156

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2012		2011		2012		2011
Payout ratios
Diluted FFO	57.5%		(118.6)%		52.1%		233.5%
Diluted FFO, as adjusted for comparability	55.0%		73.3%		52.6%		78.4%
Diluted AFFO	147.4%		91.5%		66.3%		92.5%
Adjusted EBITDA interest coverage ratio	3.4	x	3.2	x	3.2	x	3.0	x
Adjusted EBITDA fixed charge coverage ratio	2.6	x	2.7	x	2.6	x	2.6	x
Debt to Adjusted EBITDA ratio (1)	7.2	x	8.5	x	7.1	x	8.6	x
Adjusted debt to Adjusted EBITDA ratio (2)	6.0	x	7.0	x	6.0	x	7.1	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	79,071		71,351		73,454		69,382
Weighted average common units	4,171		4,308		4,235		4,355
Anti-dilutive EPS effect of share-based compensation awards	—		29		53		111
Denominator for diluted FFO per share	83,242		75,688		77,742		73,848

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$47,825		$(21,811)		$191,959		$72,748
Gain on sales of non-operating properties, net of income taxes	—		—		(33)		(2,717)
Impairment losses (recoveries) on non-operating properties, net of associated tax	1,893		39,645		(2,680)		75,734
Operating property acquisition costs	—		4		229		156
Loss on interest rate derivatives	—		29,805		—		29,805
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	6		3		(793)		2,023
Issuance costs associated with redemption of preferred shares	—		—		1,827		—
FFO, as adjusted for comparability	$49,724		$47,646		$190,509		$177,749
(1) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(2) Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$22,255	$29,693	$81,720	$116,717
Common unit distributions	1,119	1,775	4,617	7,173
Dividends and distributions for payout ratios	$23,374	$31,468	$86,337	$123,890

Reconciliation of GAAP net income (loss) to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income (loss)	$19,010	$(91,102)	$20,341	$(127,576)
Interest expense on continuing operations	22,715	23,361	94,624	98,222
Interest expense on discontinued operations	67	1,553	2,174	6,079
Income tax expense (benefit)	54	(38)	381	(6,710)
Real estate-related depreciation and amortization	28,560	33,030	121,937	134,131
Depreciation of furniture, fixtures and equipment	610	601	2,481	2,463
Impairment losses	2,140	78,674	66,910	151,021
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	6	3	(793)	2,023
Gain on sales of operating properties	8	(3,362)	(20,928)	(4,811)
Gain on sales of non-operational properties	—	—	(33)	(2,717)
Net gain on investments in unconsolidated entities included in interest and other income	(2,992)	(771)	(3,589)	(1,820)
Operating property acquisition costs	—	4	229	156
Loss on interest rate derivatives	—	29,805	—	29,805
Adjusted EBITDA	$70,178	$71,758	$283,734	$280,266

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$22,715	$23,361	$94,624	$98,222
Interest expense from discontinued operations	67	1,553	2,174	6,079
Less: Amortization of deferred financing costs	(1,547)	(1,506)	(6,243)	(6,596)
Less: Amortization of net debt discount, net of amounts capitalized	(693)	(634)	(2,721)	(4,680)
Denominator for interest coverage-Adjusted EBITDA	20,542	22,774	87,834	93,025
Preferred share dividends	6,106	4,026	20,844	16,102
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$26,813	$26,965	$109,338	$109,787

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures

Tenant improvements and incentives on operating properties	$10,713	$10,036	$21,816	$30,756
Building improvements on operating properties	18,049	4,519	24,862	9,840
Leasing costs for operating properties	1,381	1,448	6,490	10,474
Less: Nonrecurring tenant improvements and incentives on operating properties	(283)	(1,371)	(4,793)	(6,264)
Less: Nonrecurring building improvements on operating properties	(2,226)	(2,106)	(4,145)	(4,294)
Less: Nonrecurring leasing costs for operating properties	—	(5)	(209)	(1,098)
Add: Recurring capital expenditures on operating properties held through joint ventures	(158)	29	(78)	96
Recurring capital expenditures	$27,476	$12,550	$43,943	$39,510

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$64,911	$64,601	$262,343	$254,419
Less: Straight-line rent adjustments	(1,291)	(617)	(5,703)	(5,170)
Less: Amortization of deferred market rental revenue	(79)	(83)	(354)	(288)
Add: Amortization of above-market cost arrangements	371	434	1,466	1,735
Same office property cash net operating income	63,912	64,335	257,752	250,696
Less: Lease termination fees, gross	(544)	(48)	(1,692)	(491)
Same office property cash net operating income, excluding gross lease termination fees	$63,368	$64,287	$256,060	$250,205

Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,019,168	$2,426,303	$2,019,168	$2,426,303
Less: Construction in progress	(329,054)	(409,086)	(329,054)	(409,086)
Less: Construction in progress on assets held for sale	—	(12,277)	—	(12,277)
Denominator for adjusted debt to adjusted EBITDA ratio	$1,690,114	$2,004,940	$1,690,114	$2,004,940

Corporate Office Properties Trust
Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of December 31, 2012, COPT derived 70% of its office property annualized rental revenue from strategic tenant properties. Strategic tenant properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. As of December 31, 2012, 82% of the Company’s square footage was located in the Greater Washington, DC/Baltimore region. As of December 31, 2012, COPT’s operating portfolio of 208 office properties encompassed 18.8 million square feet and was 89.2% leased. As of the same date, COPT also owned one wholesale data center that was 22% leased.

Corporate Strategy — Through acquisitions and development activities, COPT has assembled a portfolio of Class A office parks located near defense installations and other knowledge-based government demand drivers (rather than force structure and weapon system production-oriented demand drivers) that are executing programs deemed critical to current and future national security efforts. COPT also owns dedicated data centers that serve the specialized requirements of government and defense contractor tenants and a wholesale data center. In addition, COPT owns other properties in targeted markets or submarkets with strong growth attributes in the Greater Washington, DC/Baltimore region.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, IR Specialist
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; our ability to sell properties included in our Strategic Reallocation Plan; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Josh Attie	212-816-7685	joshua.attie@citi.com
Cowen and Company	Mike Gorman	646-562-1381	michael.gorman@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Morningstar	Todd Lukasik	303-688-7418	todd.lukasik@morningstar.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors and Macquarie Securities, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Year Ended
SUMMARY OF RESULTS	12/31/12		9/30/12		6/30/12		3/31/12		12/31/11		12/31/12		12/31/11
Same Office NOI	$64,911		$66,577		$66,238		$64,617			$64,601	$262,343		$254,419
NOI from real estate operations	$76,122		$77,565		$79,920		$78,758			$78,694	$312,365		$308,012
Adjusted EBITDA	$70,178		$72,042		$71,696		$69,818			$71,758	$283,734		$280,266
Net income (loss) attributable to COPT common shareholders	$12,433		$(27,535)		$7,138		$6,270			$(89,522)	$(1,694)		$(135,530)
FFO - per NAREIT	$47,825		$48,888		$46,115		$49,131			$(21,811)	$191,959		$72,748
FFO - as adjusted for comparability	$49,724		$49,967		$46,260		$44,558			$47,646	$190,509		$177,749
Basic and diluted FFO available to common share and common unit holders	$40,625		$39,565		$41,143		$44,387			$(26,540)	$165,720		$53,062
Diluted AFFO available to common share and common unit holders	$15,860		$33,710		$39,026		$41,603			$34,391	$130,199		$133,991
Per share - diluted: (1)
EPS	$0.16		$(0.39)		$0.10		$0.09			$(1.26)	$(0.03)		$(1.97)
FFO - NAREIT	$0.49		$0.52		$0.54		$0.59			$(0.35)	$2.13		$0.72
FFO - as adjusted for comparability	$0.51		$0.53		$0.54		$0.53			$0.57	$2.11		$2.14
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750			$0.4125	$1.1000		$1.6500
Payout ratios:
Diluted FFO	57.5%		53.1%		51.0%		47.3%		(118.6)%		52.1%		233.5%
Diluted FFO - as adjusted for comparability	55.0%		51.7%		50.8%		52.7%		73.3%		52.6%		78.4%
Diluted AFFO	147.4%		62.3%		53.8%		50.5%		91.5%		66.3%		92.5%
Real estate operating margin	62.1%		64.0%		64.5%		62.9%		61.7%		63.3%		62.1%
CAPITALIZATION
Debt, net	$2,019,168		$2,169,315		$2,191,851		$2,418,078			$2,426,303
Debt to Total Market Capitalization	45.0%		50.0%		50.0%		54.8%		56.8%
Debt to Adjusted Book	47.8%		51.9%		50.8%		55.3%		54.6%
Adjusted EBITDA fixed charge coverage ratio	2.6	x	2.6	x	2.7	x	2.5	x	2.7	x	2.6	x	2.6	x
Debt to Adjusted EBITDA ratio	7.2	x	7.5	x	7.6	x	8.7	x	8.5	x	7.1	x	8.6	x
Adjusted Debt to Adjusted EBITDA ratio	6.0	x	6.2	x	6.3	x	7.2	x	7.0	x	6.0	x	7.1	x
OTHER
Revenue from early termination of leases	$583		$543		$350		$395			$45	$1,871		$490
Capitalized interest costs	$3,109		$3,390		$3,595		$3,809			$4,294	$13,903		$17,401

(1) Reflects the following revisions to per share amounts previously reported:
Per share effect of revisions - diluted:
EPS	N/A		$—		$0.01		$0.05			$(0.05)	N/A		$(0.03)
FFO - NAREIT	N/A		$—		$—		$(0.05)			$0.05	N/A		$0.04
FFO - as adjusted for comparability	N/A		$—		$—		$—			$0.01	N/A		$0.01

Corporate Office Properties Trust
Selected Portfolio Data

	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
# of Operating Office Properties
Wholly-owned	204	202	224	227	234
+ Consolidated JV (1)	4	4	4	4	4
Consolidated properties	208	206	228	231	238
% Occupied
Wholly-owned	87.6%	88.1%	87.6%	87.6%	86.9%
+ Consolidated JV (1)	96.1%	89.2%	78.1%	60.0%	56.6%
Consolidated properties	87.8%	88.1%	87.4%	87.0%	86.2%
% Leased
Wholly-owned	89.1%	89.8%	89.2%	89.2%	88.7%
+ Consolidated JV (1)	96.1%	96.1%	95.0%	78.4%	67.3%
Consolidated properties	89.2%	89.9%	89.3%	88.9%	88.2%
Square Feet of Office Properties (in thousands)
Wholly-owned	18,386	18,146	19,342	19,793	20,072
+ Consolidated JV Square Footage (1)	445	445	445	444	442
Consolidated Square Footage	18,831	18,591	19,787	20,237	20,514

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Assets
Properties, net
Operating properties, net	$2,597,666	$2,487,919	$2,629,136	$2,704,323	$2,714,056
Construction and redevelopment in progress, including land	247,386	271,798	243,220	282,476	296,798
Land held for future development and pre-construction costs	317,992	342,797	360,236	351,492	342,121
Total properties, net	3,163,044	3,102,514	3,232,592	3,338,291	3,352,975
Assets held for sale	140,229	137,815	144,392	81,352	116,616
Cash and cash equivalents	10,594	5,009	4,702	7,987	5,559
Restricted cash and marketable securities	21,557	20,926	22,632	21,711	36,232
Accounts receivable, net	19,247	15,877	10,992	11,231	26,032
Deferred rent receivable	85,802	83,156	85,595	89,337	86,856
Intangible assets on real estate acquisitions, net	75,879	81,059	76,426	83,940	89,120
Deferred leasing and financing costs, net	59,952	58,753	63,861	66,987	66,515
Prepaid expenses and other assets	77,455	92,547	73,883	96,532	83,650
Total assets	$3,653,759	$3,597,656	$3,715,075	$3,797,368	$3,863,555
Liabilities and equity
Liabilities:
Debt, net	$2,019,168	$2,169,315	$2,191,851	$2,418,078	$2,426,303
Accounts payable and accrued expenses	97,922	87,390	84,733	93,156	95,714
Rents received in advance and security deposits	27,632	26,773	27,124	27,647	29,548
Dividends and distributions payable	28,698	26,954	24,695	24,544	35,038
Deferred revenue associated with operating leases	11,995	13,102	13,938	15,258	15,554
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,420	6,282	6,178	6,071
Interest rate derivatives	6,185	6,543	4,400	2,673	30,863
Other liabilities	8,942	10,938	8,703	9,038	9,657
Total liabilities	2,206,962	2,347,435	2,361,726	2,596,572	2,648,748
Commitments and contingencies			—
Redeemable noncontrolling interest	10,298	9,932	9,578	9,237	8,908
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	333,833	333,833	388,833	216,333	216,333
Common shares	809	722	721	720	720
Additional paid-in capital	1,653,672	1,451,416	1,447,781	1,451,981	1,451,078
Cumulative distributions in excess of net income	(617,455)	(607,633)	(560,262)	(547,591)	(534,041)
Accumulated other comprehensive loss	(5,435)	(5,688)	(3,717)	(2,201)	(1,733)
Total COPT’s shareholders’ equity	1,365,424	1,172,650	1,273,356	1,119,242	1,132,357
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	52,122	49,157	52,300	53,999	55,183
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	10,153	9,682	9,315	9,518	9,559
Total noncontrolling interests in subsidiaries	71,075	67,639	70,415	72,317	73,542
Total equity	1,436,499	1,240,289	1,343,771	1,191,559	1,205,899
Total liabilities, redeemable noncontrolling interest and equity	$3,653,759	$3,597,656	$3,715,075	$3,797,368	$3,863,555
(1) Please refer to pages 23-27 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Revenues
Rental revenue	$94,562	$92,783	$90,450	$89,859	$89,110	$367,654	$348,006
Tenant recoveries and other real estate operations revenue	22,919	22,078	20,718	20,802	22,373	86,517	80,490
Construction contract and other service revenues	20,024	15,283	16,995	21,534	16,491	73,836	84,345
Total revenues	137,505	130,144	128,163	132,195	127,974	528,007	512,841
Expenses
Property operating expenses	44,887	41,517	39,504	41,253	42,525	167,161	162,397
Depreciation and amortization associated with real estate operations	28,560	28,698	28,388	27,834	28,906	113,480	113,111
Construction contract and other service expenses	19,274	14,410	16,285	20,607	15,941	70,576	81,639
Impairment losses (recoveries)	1,954	46,096	—	(4,836)	40,495	43,214	83,478
General and administrative expenses	5,740	5,062	7,741	7,728	5,881	26,271	25,133
Leasing expenses	1,363	1,315	1,110	1,841	1,433	5,629	5,181
Business development expenses and land carry costs	1,205	1,632	1,298	1,576	1,800	5,711	6,122
Total operating expenses	102,983	138,730	94,326	96,003	136,981	432,042	477,061
Operating income (loss)	34,522	(8,586)	33,837	36,192	(9,007)	95,965	35,780
Interest expense	(22,715)	(23,239)	(24,239)	(24,431)	(23,361)	(94,624)	(98,222)
Interest and other income	4,020	1,095	840	1,217	1,921	7,172	5,603
Loss on early extinguishment of debt	(6)	(768)	(169)	—	(3)	(943)	(1,639)
Loss on interest rate derivatives	—	—	—	—	(29,805)	—	(29,805)
Income (loss) from continuing operations before equity in loss of unconsolidated entities and income taxes	15,821	(31,498)	10,269	12,978	(60,255)	7,570	(88,283)
Equity in loss of unconsolidated entities	(24)	(246)	(187)	(89)	(108)	(546)	(331)
Income tax (expense) benefit	(54)	(106)	(17)	(204)	38	(381)	6,710
Income (loss) from continuing operations	15,743	(31,850)	10,065	12,685	(60,325)	6,643	(81,904)
Discontinued operations	3,267	11,085	1,775	(2,450)	(30,781)	13,677	(48,404)
Income (loss) before gain on sales of real estate	19,010	(20,765)	11,840	10,235	(91,106)	20,320	(130,308)
Gain on sales of real estate, net of income taxes	—	—	21	—	4	21	2,732
Net income (loss)	19,010	(20,765)	11,861	10,235	(91,102)	20,341	(127,576)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(651)	1,533	(422)	(373)	5,348	87	8,439
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	345	235	31	598	423	1,209	369
Net income (loss) attributable to COPT	18,539	(19,162)	11,305	10,295	(85,496)	20,977	(119,428)
Preferred share dividends	(6,106)	(6,546)	(4,167)	(4,025)	(4,026)	(20,844)	(16,102)
Issuance costs associated with redeemed preferred shares	—	(1,827)	—	—	—	(1,827)	—
Net income (loss) attributable to COPT common shareholders	$12,433	$(27,535)	$7,138	$6,270	$(89,522)	$(1,694)	$(135,530)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$12,433	$(27,535)	$7,138	$6,270	$(89,522)	$(1,694)	$(135,530)
Amount allocable to restricted shares	(112)	(111)	(105)	(141)	(256)	(469)	(1,037)
Numerator for diluted EPS	$12,321	$(27,646)	$7,033	$6,129	$(89,778)	$(2,163)	$(136,567)
Denominator:
Weighted average common shares - basic	79,004	71,688	71,624	71,458	71,351	73,454	69,382
Dilutive effect of share-based compensation awards	67	—	25	44	—	—	—
Weighted average common shares - diluted	79,071	71,688	71,649	71,502	71,351	73,454	69,382
Diluted EPS	$0.16	$(0.39)	$0.10	$0.09	$(1.26)	$(0.03)	$(1.97)

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
NOI from real estate operations (1)
Real estate revenues	$122,564	$121,264	$123,968	$125,304	$127,456	$493,100	$495,832
Real estate property operating expenses	(46,442)	(43,699)	(44,048)	(46,546)	(48,762)	(180,735)	(187,820)
NOI from real estate operations (1) (2)	76,122	77,565	79,920	78,758	78,694	312,365	308,012
General and administrative expenses	(5,740)	(5,062)	(7,741)	(7,728)	(5,881)	(26,271)	(25,133)
Leasing expenses (2)	(1,363)	(1,316)	(1,112)	(1,841)	(1,433)	(5,632)	(5,193)
Business development expenses and land carry costs (2)	(1,205)	(1,632)	(1,304)	(1,594)	(1,819)	(5,735)	(6,197)
Income from construction contracts and other service operations	750	873	710	927	550	3,260	2,706
Impairment (losses) recoveries on non-operating properties	(1,893)	—	—	5,246	(39,193)	3,353	(80,509)
Equity in loss of unconsolidated entities	(24)	(246)	(187)	(89)	(108)	(546)	(331)
Depreciation and amortization on unconsolidated real estate entities	—	113	119	114	142	346	492
Interest and other income	4,020	1,095	840	1,217	1,921	7,172	5,603
(Loss) gain on early extinguishment of debt (2)	(6)	970	(171)	—	(3)	793	(2,023)
Loss on interest rate derivatives	—	—	—	—	(29,805)	—	(29,805)
Gain on sales of non-operating properties, net of income taxes	—	—	33	—	—	33	2,717
Total interest expense (2)	(22,782)	(23,366)	(24,975)	(25,675)	(24,914)	(96,798)	(104,301)
Income tax (expense) benefit	(54)	(106)	(17)	(204)	38	(381)	6,710
FFO - per NAREIT (1)	47,825	48,888	46,115	49,131	(21,811)	191,959	72,748
Preferred share dividends	(6,106)	(6,546)	(4,167)	(4,025)	(4,026)	(20,844)	(16,102)
Issuance costs associated with redeemed preferred shares	—	(1,827)	—	—	—	(1,827)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(738)	(571)	(420)	(260)	(283)	(1,989)	(1,887)
Basic and diluted FFO allocable to restricted shares	(191)	(214)	(220)	(294)	(255)	(919)	(1,037)
Basic and diluted FFO available to common share and common unit holders (1)	40,625	39,565	41,143	44,387	(26,540)	165,720	53,062
Operating property acquisition costs	—	222	7	—	4	229	156
Gain on sales of non-operating properties, net of income taxes	—	—	(33)	—	—	(33)	(2,717)
Impairment (recoveries) losses on non-operating properties, net of associated tax	1,893	—	—	(4,573)	39,645	(2,680)	75,734
Loss on interest rate derivatives	—	—	—	—	29,805	—	29,805
Loss (gain) on early extinguishment of debt (2)	6	(970)	171	—	3	(793)	2,023
Issuance costs associated with redeemed preferred shares	—	1,827	—	—	—	1,827	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$42,524	$40,644	$41,288	$39,814	$42,917	$164,270	$158,063

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Net income (loss)	$19,010	$(20,765)	$11,861	$10,235	$(91,102)	$20,341	$(127,576)
Real estate-related depreciation and amortization	28,560	30,624	31,666	31,087	33,030	121,937	134,131
Impairment losses on previously depreciated operating properties (1)	247	55,829	2,354	11,833	39,481	70,263	70,512
Gain on sales of previously depreciated operating properties, net of income taxes	8	(16,913)	115	(4,138)	(3,362)	(20,928)	(4,811)
Depreciation and amortization on unconsolidated real estate entities	—	113	119	114	142	346	492
FFO - per NAREIT (2)	47,825	48,888	46,115	49,131	(21,811)	191,959	72,748
Operating property acquisition costs	—	222	7	—	4	229	156
Gain on sales of non-operating properties, net of income taxes	—	—	(33)	—	—	(33)	(2,717)
Impairment losses (recoveries) on non-operating properties, net of associated tax	1,893	—	—	(4,573)	39,645	(2,680)	75,734
Loss on interest rate derivatives	—	—	—	—	29,805	—	29,805
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	6	(970)	171	—	3	(793)	2,023
Issuance costs associated with redeemed preferred shares	—	1,827	—	—	—	1,827	—
FFO - as adjusted for comparability (2)	$49,724	$49,967	$46,260	$44,558	$47,646	$190,509	$177,749

Weighted Average Shares for period ended:
Common Shares Outstanding	79,004	71,688	71,624	71,458	71,351	73,454	69,382
Dilutive effect of share-based compensation awards	67	73	25	44	29	53	111
Common Units	4,171	4,233	4,255	4,281	4,308	4,235	4,355
Denominator for FFO per share - diluted	83,242	75,994	75,904	75,783	75,688	77,742	73,848
Anti-dilutive EPS effect of share-based compensation awards	—	(73)	—	—	(29)	(53)	(111)
Weighted average common units	(4,171)	(4,233)	(4,255)	(4,281)	(4,308)	(4,235)	(4,355)
Denominator for diluted EPS	79,071	71,688	71,649	71,502	71,351	73,454	69,382

(1) Please see reconciliations on pages 35 through 37.
(2) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$42,524	$40,644	$41,288	$39,814	$42,917	$164,270	$158,063
Straight line rent adjustments (1)	(3,385)	(2,595)	(1,857)	(2,179)	(2,144)	(10,016)	(8,669)
Amortization of intangibles included in NOI	221	251	218	190	249	880	849
Share-based compensation, net of amounts capitalized	1,720	1,703	3,157	3,402	3,764	9,982	11,920
Amortization of deferred financing costs	1,547	1,527	1,597	1,572	1,506	6,243	6,596
Amortization of net debt discounts, net of amounts capitalized	693	683	682	663	634	2,721	4,680
Amortization of settled debt hedges	16	15	15	16	15	62	62
Recurring capital expenditures on properties to be held	(27,476)	(8,518)	(6,074)	(1,875)	(12,550)	(43,943)	(39,510)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$15,860	$33,710	$39,026	$41,603	$34,391	$130,199	$133,991
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$10,713	$7,774	$2,663	$666	$10,036	$21,816	$30,756
Building improvements on operating properties	18,049	4,646	1,296	871	4,519	24,862	9,840
Leasing costs for operating properties	1,381	947	2,863	1,299	1,448	6,490	10,474
Less: Nonrecurring tenant improvements and incentives on operating properties	(283)	(3,852)	(97)	(561)	(1,371)	(4,793)	(6,264)
Less: Nonrecurring building improvements on operating properties	(2,226)	(940)	(572)	(407)	(2,106)	(4,145)	(4,294)
Less: Nonrecurring leasing costs for operating properties	—	(130)	(79)	—	(5)	(209)	(1,098)
Add: Recurring capital expenditures on operating properties held through joint ventures	(158)	73	—	7	29	(78)	96
Recurring capital expenditures	$27,476	$8,518	$6,074	$1,875	$12,550	$43,943	$39,510

(1) Includes COPT's pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - December 31, 2012 (2)

	Operational Properties (1)				Active or Committed Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	27	3,223,501	96.2%	97.6%	2	262,482	—	262,482
Columbia Gateway	28	2,221,453	86.6%	87.5%	—	—	—	—
Airport Square/bwtech	26	1,940,891	81.8%	82.8%	—	—	—	—
Commons/Parkway	10	432,104	68.5%	69.1%	—	—	—	—
Other	7	762,572	99.4%	99.4%	2	115,207	—	115,207
Subtotal	98	8,580,521	89.4%	90.4%	4	377,689	—	377,689
Northern Virginia:
Westfields Corporate Center	9	1,434,692	91.0%	93.0%	—	—	—	—
Patriot Ridge	1	83,987	100.0%	100.0%	1	155,285	83,987	239,272
Herndon, Tysons Corner, Merrifield and Ashburn	9	1,701,822	87.1%	88.9%	2	315,000	—	315,000
Subtotal	19	3,220,501	89.2%	91.0%	3	470,285	83,987	554,272
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	—	—	—	—
Other	2	122,639	73.5%	73.5%	—	—	—	—
Subtotal	8	915,093	96.4%	96.4%	—	—	—	—
Huntsville (3)	1	138,466	83.2%	83.2%	4	424,974	—	424,974
Washington, DC- Capital Riverfront (Maritime)	2	360,326	89.0%	89.0%	—	—	—	—
St. Mary’s & King George Counties	19	903,592	85.9%	87.7%	—	—	—	—
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,287,005	82.1%	83.1%	—	—	—	—
Canton Crossing-Baltimore City	1	481,016	93.4%	93.4%	—	—	—	—
North Gate Business Park	3	284,884	37.9%	37.9%	—	—	—	—
Subtotal	32	2,052,905	78.6%	79.3%	—	—	—	—
Suburban Maryland	3	297,936	94.1%	94.1%	—	—	—	—
Colorado Springs	21	1,577,511	77.8%	83.4%	—	—	—	—
Greater Philadelphia, Pennsylvania	3	488,741	100.0%	100.0%	2	243,028	53,735	296,763
Other (3)	2	295,842	100.0%	100.0%	—	—	—	—
Total	208	18,831,434	87.8%	89.2%	13	1,515,976	137,722	1,653,698

(1)
Number of properties includes buildings under construction once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties.

(2)	This schedule includes properties under active construction or redevelopment and properties that we were contractually committed to construct. Please refer to pages 24 and 25.
(3)     For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 12/31/2012
	# of Operating Properties	Operational Square Feet			Annualized Rental Revenue	Percentage of Total Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/12	12/31/12
Same Office Properties (2)
Stabilized properties	176	15,638	89.6%	90.5%	$399,752	86.6%	$64,343	$261,188
Unstabilized properties (3)	1	181	46.0%	46.0%	3,059	0.7%	568	1,155
Total Same Office Properties	177	15,819	89.1%	90.0%	402,811	87.2%	64,911	262,343
Office Properties Placed in Service (4)
Stabilized properties	4	395	100.0%	100.0%	12,831	2.8%	2,596	8,843
Unstabilized properties (3)	5	553	46.5%	54.8%	8,380	1.8%	1,435	3,354
Acquired Office Properties (5)	2	340	93.2%	93.2%	8,925	1.9%	1,573	5,124
Other	N/A	N/A	N/A	N/A	N/A	N/A	509	1,807
Subtotal	188	17,107	89.3%	91.2%	432,947	93.7%	71,024	281,471
Office Properties Held for Sale (6)	17	1,235	79.5%	86.6%	19,539	4.2%	3,160	12,858
Greater Philadelphia	3	489	100.0%	100.0%	9,370	2.0%	1,816	7,136
Disposed Office Properties (7)	N/A	N/A	N/A	N/A	N/A	N/A	122	10,900
Total Portfolio	208	18,831	87.8%	89.2%	$461,856	100.0%	$76,122	$312,365

Strategic Tenant Properties (8)	114	11,580	92.8%	93.6%	$323,410	70.0%	$54,824	$213,273

(1)     Percentages calculated based on operational square feet.
(2)     Properties held for long-term investment owned and 100% operational since at least 1/1/11.
(3)     Properties with first generation operational space less than 90% occupied at 12/31/12, as detailed on page 13.
(4)     Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.
(5)     Acquired properties that were not owned and fully operational by 1/1/11.
(6)     The carrying value of operating property assets held for sale at 12/31/12 totaled $140,229.
(7)     See page 21.

(8)
Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - December 31, 2012

Property Grouping	Operational Square Feet	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	180,854	46.0%	46.0%
Office Properties Placed in Service (3)
206 Research Blvd	128,119	0.0%	0.0%
316 Sentinel Way	125,150	63.1%	100.0%
410 National Business Parkway	110,154	47.7%	47.7%	(4)
430 National Business Parkway	110,136	86.1%	86.1%
210 Research Blvd	79,573	38.6%	38.6%
Total Unstabilized Office Properties Placed in Service	553,132	46.5%	54.8%
Total Unstabilized Office Properties, Excluding Properties Held for Sale	733,986	46.3%	52.6%
Unstabilized Properties Held for Sale (3 Properties)	309,576	37.4%	64.5%
Total Unstabilized Office Properties	1,043,562	43.7%	56.2%

(1) Properties with first generation operational space less than 90% occupied at 12/31/12.
(2) Properties owned and 100% operational since 1/1/11.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.
(4) Property was 100% leased in January 2013.

Corporate Office Properties Trust
Real Estate Revenues* by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Office Properties:
Baltimore/Washington Corridor	$57,233	$55,799	$55,677	$56,250	$57,195	224,959	218,051
Northern Virginia	21,600	20,363	19,051	18,560	18,855	79,574	74,214
San Antonio	8,455	8,125	7,830	7,608	7,613	32,018	30,066
Washington, DC - Capitol Riverfront	4,182	4,389	4,232	3,894	4,529	16,697	17,878
St. Mary’s and King George Counties	3,956	4,085	4,139	4,212	3,760	16,392	14,366
Greater Baltimore	10,662	11,918	14,664	15,372	17,017	52,616	70,668
Suburban Maryland	2,336	2,371	4,560	5,749	5,400	15,016	21,982
Colorado Springs	6,309	6,278	6,149	6,453	5,991	25,189	23,860
Greater Philadelphia	2,527	2,541	2,458	2,172	2,143	9,698	7,458
Other	3,317	3,589	3,770	3,618	3,668	14,294	12,235
Wholesale Data Center	1,987	1,806	1,438	1,416	1,285	6,647	5,054
Real estate revenues	$122,564	$121,264	$123,968	$125,304	$127,456	$493,100	$495,832
NOI from Real Estate Operations* by Segment (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Office Properties:
Baltimore/Washington Corridor	$36,615	$37,265	$37,208	$36,576	$35,800	147,664	139,420
Northern Virginia	13,767	13,248	12,126	11,330	11,925	50,471	45,696
San Antonio	3,954	3,853	3,866	3,846	3,876	15,519	15,695
Washington, DC - Capitol Riverfront	2,112	2,465	2,556	2,009	2,776	9,142	11,116
St. Mary’s and King George Counties	2,735	2,844	3,068	3,000	2,626	11,647	10,224
Greater Baltimore	6,656	7,379	9,053	9,611	10,152	32,699	41,125
Suburban Maryland	1,398	1,330	2,703	3,290	2,947	8,721	12,808
Colorado Springs	3,780	3,846	4,134	4,146	3,523	15,906	15,060
Greater Philadelphia	1,816	1,878	1,783	1,659	1,706	7,136	6,056
Other	2,739	2,903	3,056	2,930	2,959	11,628	9,187
Wholesale Data Center	550	554	367	361	404	1,832	1,625
NOI from real estate operations	$76,122	$77,565	$79,920	$78,758	$78,694	$312,365	$308,012

*Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Year Ended
			12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Baltimore Washington Corridor	94	8,083,874	89.7%	89.0%	89.5%	88.7%	89.4%	89.2%	89.1%
Northern Virginia	17	2,934,677	88.1%	86.6%	87.0%	86.1%	86.1%	87.0%	87.0%
San Antonio	8	915,429	96.5%	96.5%	96.5%	97.6%	100.0%	96.8%	100.0%
Washington, DC - Capitol Riverfront	2	360,326	89.0%	89.0%	89.0%	88.3%	95.5%	88.8%	96.6%
St. Mary’s and King George Counties	18	820,750	84.1%	84.1%	86.5%	87.0%	87.5%	85.4%	88.0%
Greater Baltimore	29	1,768,021	85.2%	87.4%	87.5%	86.8%	85.6%	86.7%	85.2%
Suburban Maryland	2	242,070	94.9%	94.1%	92.5%	90.0%	90.0%	92.9%	88.6%
Colorado Springs	5	398,044	72.9%	74.9%	74.5%	74.7%	79.0%	74.2%	84.1%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Office	177	15,818,697	88.8%	88.5%	88.9%	88.3%	88.9%	88.6%	89.1%
Total Same Office Properties occupancy as of period end			89.1%	88.5%	88.7%	88.4%	88.3%	89.1%	88.3%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Office Properties:
Baltimore/Washington Corridor	$54,050	$52,948	$51,992	$52,574	$53,571	211,564	206,055
Northern Virginia	19,334	19,181	19,051	18,560	18,855	76,126	74,214
San Antonio	8,455	8,125	7,830	7,614	7,610	32,024	30,060
Washington, DC - Capitol Riverfront	4,182	4,389	4,232	3,894	4,529	16,697	17,878
St. Mary’s and King George Counties	3,388	3,511	3,551	3,622	3,485	14,072	14,091
Greater Baltimore	9,747	10,016	9,735	10,083	9,941	39,581	38,611
Suburban Maryland	2,132	2,105	2,069	2,051	1,993	8,357	8,384
Colorado Springs	1,471	1,537	1,524	1,627	1,469	6,159	5,911
Other	2,435	2,423	2,434	2,403	2,449	9,695	9,413
Real estate revenues	$105,194	$104,235	$102,418	$102,428	$103,902	$414,275	$404,617

Same Office Property NOI by Region
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Office Properties:
Baltimore/Washington Corridor	$34,056	$35,139	$34,540	$34,013	$33,050	137,748	130,878
Northern Virginia	12,194	12,248	12,122	11,330	11,925	47,894	45,695
San Antonio	3,954	3,852	3,864	3,902	3,945	15,572	15,766
Washington, DC - Capitol Riverfront	2,112	2,465	2,556	2,009	2,776	9,142	11,116
St. Mary’s and King George Counties	2,332	2,368	2,615	2,529	2,440	9,844	10,043
Greater Baltimore	6,069	6,209	6,070	6,436	6,225	24,784	23,501
Suburban Maryland	1,296	1,315	1,357	1,319	1,222	5,287	5,723
Colorado Springs	729	797	924	901	765	3,351	3,177
Other	2,169	2,184	2,190	2,178	2,253	8,721	8,520
Same office property NOI	64,911	66,577	66,238	64,617	64,601	262,343	254,419
Add (less): Straight-line rent adjustments	(1,291)	(1,452)	(952)	(2,008)	(617)	(5,703)	(5,170)
Less: Amortization of deferred market rental revenue	(79)	(80)	(96)	(99)	(83)	(354)	(288)
Add: Amortization of above-market cost arrangements	371	371	371	353	434	1,466	1,735
Same office property cash NOI	63,912	65,416	65,561	62,863	64,335	257,752	250,696
Less: Lease termination fees, gross	(544)	(432)	(182)	(534)	(48)	(1,692)	(491)
Same office property cash NOI, excluding gross lease termination fees	$63,368	$64,984	$65,379	$62,329	$64,287	$256,060	$250,205

Note:  Same office properties represent buildings owned and 100% operational since at least January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended December 31, 2012

	Baltimore/ Washington Corridor	Northern Virginia	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Colorado Springs	Greater Philadelphia	Huntsville	Total Office
Renewed Space
Leased Square Feet	35,238	245,566	4,563	116,144	7,571	7,304	—	—	416,386
Expiring Square Feet	66,235	245,566	4,563	116,144	12,451	18,113	—	23,299	486,371
Vacated Square Feet	30,997	—	—	—	4,880	10,809	—	23,299	69,985
Retention Rate (% based upon square feet)	53.20%	100.00%	100.00%	100.00%	60.81%	40.32%	0.00%	0.00%	85.61%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$9.05	$2.76	$0.90	$—	$0.09	$22.50	$—	$—	$2.80
Weighted Average Lease Term in Years	4.9	1.4	1.0	1.2	1.3	5.1	—	—	1.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$34.23	$27.20	$46.27	$17.65	$13.22	$18.43	$—	$—	$24.93
Expiring GAAP Rent	$29.07	$26.88	$45.17	$16.36	$18.96	$16.36	$—	$—	$24.00
Change in GAAP Rent	17.78%	1.21%	2.44%	7.9%	(30.31)%	12.64%	0.00%	0.00%	3.89%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.84	$27.18	$46.27	$17.60	$13.22	$17.80	$—	$—	$24.78
Expiring Cash Rent	$30.44	$27.05	$45.17	$17.30	$19.65	$18.64	$—	$—	$24.54
Change in Cash Rent	7.88%	0.48%	2.44%	1.69%	(32.73)%	(4.52)%	0.00%	0.00%	0.99%

New Leases
Development and Redevelopment Space
Leased Square Feet (2)	—	317,818	—	—	—	36,468	105,763	363,298	823,347
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$—	$5.68	$—	$—	$—	$63.70	$80.19	$42.41	$34.03
Weighted Average Lease Term in Years	—	11.5	—	—	—	8.7	13.8	5.4	9.0
GAAP Rent Per Square Foot	$—	$11.78	$—	$—	$—	$18.59	$23.60	$20.15	$17.29
Cash Rent Per Square Foot	$—	$11.37	$—	$—	$—	$16.82	$24.13	$19.05	$16.64

Other New Leases (3)
Leased Square Feet	68,906	24,710	10,165	13,581	46,427	2,720	—	—	166,509
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$19.86	$18.76	$39.55	$24.47	$50.00	$3.68	$—	$—	$29.41
Weighted Average Lease Term in Years	5.7	6.7	5.2	4.4	3.8	4.1	—	—	5.2
GAAP Rent Per Square Foot	$24.45	$24.39	$42.67	$22.31	$30.12	$22.51	$—	$—	$26.93
Cash Rent Per Square Foot	$23.79	$23.74	$43.00	$21.49	$29.00	$21.78	$—	$—	$26.19

Total Square Feet Leased	104,144	588,094	14,728	129,725	53,998	46,492	105,763	363,298	1,406,242
(1) This presentation reflects consolidated properties.
(2) New leasing activity in Northern Virginia is related to two Ashburn Crossing properties.
(3) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio, Suburban Maryland or Greater Philadelphia regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Leasing (1)
Year Ended December 31, 2012

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Huntsville	Total Office
Renewed Space
Leased Square Feet	422,138	284,150	45,935	26,297	308,213	141,977	15,756	107,749	—	—	1,352,215
Expiring Square Feet	815,002	375,268	78,359	26,297	346,147	255,231	15,756	167,882	—	23,299	2,103,241
Vacated Square Feet	392,864	91,118	32,424	—	37,934	113,254	—	60,133	—	23,299	751,026
Retention Rate (% based upon square feet)	51.80%	75.72%	58.62%	100.00%	89.04%	55.63%	100.00%	64.18%	0.00%	0.00%	64.29%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$8.56	$3.57	$15.70	$9.19	$2.71	$4.86	$2.41	$13.20	$—	$—	$6.35
Weighted Average Lease Term in Years	4.1	1.8	5.3	4.2	2.1	4.1	6.5	5.4	—	—	3.3
GAAP Rent Per Square Foot
Renewal GAAP Rent	$27.22	$27.45	$13.98	$46.27	$20.38	$18.96	$15.29	$20.26	$—	$—	$24.07
Expiring GAAP Rent	$26.10	$27.37	$12.79	$51.09	$19.48	$20.29	$15.05	$18.47	$—	$—	$23.55
Change in GAAP Rent	4.27%	0.30%	9.29%	(9.45)%	4.60%	(6.56)%	1.60%	9.68%	0.00%	0.00%	2.22%
Cash Rent Per Square Foot
Renewal Cash Rent	$26.41	$27.35	$13.79	$43.63	$20.32	$18.07	$14.86	$19.07	$—	$—	$23.53
Expiring Cash Rent	$27.36	$27.80	$13.29	$51.77	$20.36	$21.38	$15.80	$20.66	$—	$—	$24.56
Change in Cash Rent	(3.46)%	(1.60)%	3.76%	(15.73)%	(0.20)%	(15.48)%	(5.94)%	(7.68)%	0.00%	0.00%	(4.17)%

New Leases
Development and Redevelopment Space
Leased Square Feet (2)	293,678	325,656	—	—	—	3,174	2,710	126,334	117,134	363,298	1,231,984
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$68.54	$7.26	$—	$—	$—	$30.17	$55.16	$52.36	$78.19	$42.41	$43.77
Weighted Average Lease Term in Years	8.4	11.4	—	—	—	5.1	8.6	7.3	13.1	5.4	8.6
GAAP Rent Per Square Foot	$29.43	$12.39	$—	$—	$—	$27.56	$31.36	$16.48	$23.86	$20.15	$20.33
Cash Rent Per Square Foot	$26.76	$11.98	$—	$—	$—	$25.93	$29.34	$15.58	$24.29	$19.05	$19.20

Other New Leases (3)
Leased Square Feet	340,674	171,016	—	10,165	27,951	103,367	35,941	46,398	—	—	735,512
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$22.04	$38.92	$—	$39.55	$20.88	$30.60	$15.95	$22.03	$—	$—	$27.07
Weighted Average Lease Term in Years	5.6	6.6	—	5.2	4.9	4.1	5.3	5.2	—	—	5.5
GAAP Rent Per Square Foot	$22.73	$26.09	$—	$42.67	$23.38	$23.95	$17.25	$17.74	$—	$—	$23.40
Cash Rent Per Square Foot	$21.66	$26.12	$—	$43.00	$22.37	$23.10	$16.17	$17.51	$—	$—	$22.69

Total Square Feet Leased	1,056,490	780,822	45,935	36,462	336,164	248,518	54,407	280,481	117,134	363,298	3,319,711
(1) This presentation reflects consolidated properties.
(2) New leasing activity in Northern Virginia is related to two Ashburn Crossing properties.
(3) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in Greater Philadelphia.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Lease Expiration Analysis as of 12/31/12 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	67	1,710,198	$51,881	11.2%	$30.34	29	1,458,190	$45,900	14.2%	$31.48
Northern Virginia	22	157,585	4,168	0.9%	26.45	10	91,863	2,221	0.7%	24.18
San Antonio	1	1,520	48	—%	31.58	—	—	—	0.0%	—
Washington, DC-Capitol Riverfront	6	119,601	5,198	1.1%	43.46	6	119,601	5,198	1.6%	43.46
St. Mary’s and King George Cos.	16	178,495	3,587	0.8%	20.10	16	178,495	3,587	1.1%	20.10
Greater Baltimore	18	76,625	1,632	0.4%	21.30	—	—	—	0.0%	—
Suburban Maryland	2	47,484	1,414	0.3%	29.77	1	43,484	1,357	0.4%	31.21
Colorado Springs	14	151,238	3,154	0.7%	20.86	—	—	—	0.0%	—
2013	146	2,442,746	71,083	15.4%	29.10	62	1,891,633	58,264	18.0%	30.80
Baltimore/Washington Corridor	37	715,440	21,741	4.7%	30.39	17	566,978	17,872	5.5%	31.52
Northern Virginia	11	829,730	25,863	5.6%	31.17	8	773,903	23,930	7.4%	30.92
Washington, DC-Capitol Riverfront	6	70,200	3,209	0.7%	45.71	6	70,200	3,209	1.0%	45.71
St. Mary’s and King George Cos.	14	186,819	3,324	0.7%	17.79	14	186,819	3,324	1.0%	17.79
Greater Baltimore	21	119,802	2,115	0.5%	17.65	—	—	—	0.0%	—
Suburban Maryland	2	19,261	668	0.1%	34.69	2	19,261	668	0.2%	34.69
Colorado Springs	9	164,656	3,344	0.7%	20.31	1	22,814	539	0.2%	23.61
Other	1	115,167	3,137	0.7%	27.24	1	115,167	3,137	1.0%	27.24
2014	101	2,221,075	63,401	13.7%	28.54	49	1,755,142	52,679	16.3%	30.01
Baltimore/Washington Corridor	55	1,288,505	35,932	7.8%	27.89	27	993,242	28,806	8.9%	29.00
Northern Virginia	12	662,842	20,723	4.5%	31.26	9	647,814	20,164	6.2%	31.13
Washington, DC-Capitol Riverfront	4	32,092	1,536	0.3%	47.86	4	32,092	1,536	0.5%	47.86
St. Mary’s and King George Cos.	16	255,778	5,066	1.1%	19.81	16	255,778	5,066	1.6%	19.81
Greater Baltimore	15	169,758	4,392	1.0%	25.87	5	49,231	1,506	0.5%	30.59
Colorado Springs	9	110,202	2,197	0.5%	19.94	—	—	—	0.0%	—
Greater Philadelphia	1	218,337	2,944	0.6%	13.49	—	—	—	0.0%	—
2015	112	2,737,514	72,790	15.8%	26.59	61	1,978,157	57,078	17.6%	28.85
2016	79	1,637,241	43,799	9.5%	26.75	32	872,873	24,533	7.6%	28.11
2017	96	1,842,182	49,748	10.8%	27.01	30	910,523	28,135	8.7%	30.90
Thereafter	157	5,660,026	161,035	34.9%	28.45	80	3,335,056	102,721	31.8%	30.80
Total / Average	691	16,540,784	$461,856	100.0%	$27.92	314	10,743,384	$323,410	100.0%	$30.10
Note:  As of December 31, 2012, the weighted average lease term is 4.4 years for the consolidated portfolio and 4.2 for the Strategic Tenant Properties.

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of December 31, 2012 of 264,380 for the portfolio, including 91,360 for the Strategic Tenant Properties.

(2)
Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2012 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 12/31/12
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	63	3,358,861	20.3%	$111,745	24.2%	4.9
Northrop Grumman Corporation		12	1,076,634	6.5%	29,061	6.3%	5.9
Booz Allen Hamilton, Inc.		10	802,916	4.9%	25,598	5.5%	3.4
Computer Sciences Corporation		7	712,092	4.3%	22,321	4.8%	1.5
General Dynamics Corporation		10	536,105	3.2%	16,696	3.6%	4.5
CareFirst, Inc.		3	268,770	1.6%	8,719	1.9%	8.0
The MITRE Corporation		4	286,553	1.7%	8,682	1.9%	4.1
ITT Exelis		7	317,612	1.9%	8,079	1.7%	3.1
The Aerospace Corporation		3	254,869	1.5%	8,029	1.7%	2.1
Wells Fargo & Company		4	202,674	1.2%	7,814	1.7%	5.6
Kratos Defense and Security Solutions		5	251,792	1.5%	7,016	1.5%	7.1
L-3 Communications Holdings, Inc.		3	214,236	1.3%	6,478	1.4%	1.9
The Boeing Company		6	199,785	1.2%	6,257	1.4%	2.8
AT&T Corporation		4	315,353	1.9%	5,717	1.2%	6.3
Raytheon Company		7	162,919	1.0%	5,032	1.1%	2.5
Ciena Corporation		4	236,678	1.4%	4,748	1.0%	0.8
Science Applications International Corp.		4	133,408	0.8%	4,409	1.0%	6.6
Lockheed Martin Corporation		6	136,016	0.8%	3,855	0.8%	4.9
The Johns Hopkins Institutions		5	141,122	0.9%	3,800	0.8%	3.8
Unisys Corporation		1	156,891	0.9%	3,697	0.8%	7.4
Subtotal Top 20 Office Tenants		168	9,765,286	59.0%	297,753	64.5%	4.5
All remaining tenants		523	6,775,498	41.0%	164,103	35.5%	4.2
Total/Weighted Average		691	16,540,784	100.0%	$461,856	100.0%	4.4

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2012, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Quarter Ended 3/31/12
Operating Properties
White Marsh Portfolio Disposition	Greater Baltimore	White Marsh	5	163,000	1/30/12	82.3%	$19,100
1101 Sentry Gateway	San Antonio	San Antonio	1	95,000	1/31/12	0.0%	13,500
222 and 224 Schilling Circle	Greater Baltimore	Hunt Valley	2	56,000	2/10/12	72.3%	4,400
Total Operating Properties			8	314,000			37,000
Non Operating Properties			N/A	N/A	Various	N/A	25,695
Subtotal - Quarter Ended 3/31/12			8	314,000			62,695

Quarter Ended 6/30/12
Operating Properties
15 and 45 West Gude Drive	Suburban Maryland	Rockville	2	231,000	5/2/12	89.4%	53,070
11800 Tech Road	Suburban Maryland	Montgomery	1	240,000	6/14/12	82.5%	21,300
Total Operating Properties			3	471,000			74,370
Non Operating Properties			N/A	N/A	5/2/12	N/A	1,100
Subtotal - Quarter Ended 6/30/12			3	471,000			75,470

Quarter Ended 9/30/12
Operating Properties
400 Professional Drive (1)	Suburban Maryland	Gaithersburg	1	130,000	7/2/12	66.7%	16,198
July 2012 Portfolio Disposition	B/W Corridor and Greater Baltimore	Various	23	1,387,000	7/24/12	85.4%	161,901
Total Operating Properties			24	1,517,000			178,099
Non Operating Properties			N/A	N/A	7/24/12	N/A	1,289
Subtotal - Quarter Ended 9/30/12			24	1,517,000			179,388

Total			35	2,302,000			$317,553

(1) The mortgage lender accepted a deed in lieu of foreclosure on the property, resulting in our transfer of title to the property in exchange for extinguishment of debt plus accrued interest. The transaction price represents the amount of debt and accrued interest extinguished.

Corporate Office Properties Trust
Operating Property Acquisition

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

13857 McLearen Road	Northern Virginia	Route 28 South	1	202,000	7/11/2012	100.0%	$48,308

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 12/31/12
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center (3)	Land and Pre-Construction (4)	Total
	Rentable Square Feet
Baltimore/Washington Corridor	389,851	—	N/A	3,611,000	4,000,851
Northern Virginia	554,272	—	N/A	1,884,000	2,438,272
San Antonio	—	—	N/A	1,158,000	1,158,000
Huntsville, Alabama	424,974	—	N/A	4,173,000	4,597,974
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	—	—	N/A	2,692,000	2,692,000
Suburban Maryland	—	—	N/A	1,510,000	1,510,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	296,763	N/A	604,000	900,763
Other	—	—	N/A	967,000	967,000
Total	1,369,097	296,763	N/A	19,278,000	20,943,860
	Costs to date by region
Baltimore/Washington Corridor	$56,009	$—	$—	$90,420	$146,429
Northern Virginia	69,942	—	—	74,526	144,468
San Antonio	—	—	—	23,522	23,522
Huntsville, Alabama	28,033	—	—	13,700	41,733
St. Mary’s and King George Counties	—	—	—	2,692	2,692
Greater Baltimore	—	—	—	80,552	80,552
Suburban Maryland	—	—	—	12,762	12,762
Colorado Springs	—	—	—	24,905	24,905
Greater Philadelphia	—	33,214	—	12,663	45,877
Wholesale Data Center	—	—	207,785	—	207,785
Other	—	—	—	6,350	6,350
Total	$153,984	$33,214	$207,785	$342,092	$737,075
	Costs to date by balance sheet line item
Operating properties	$26,698	$11,553	$103,368	$23,634	$165,253
Projects in development or held for future development, including associated land costs	124,192	19,056	104,138	317,992	565,378
Assets held for sale	—	—	—	466	466
Deferred leasing costs	3,094	2,605	279	—	5,978
Total	$153,984	$33,214	$207,785	$342,092	$737,075
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our wholesale data center as listed on page 26.
(4) Represents our land held for future development and pre-construction as listed on page 27.

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/12 (1)
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 12/31/12 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				12/31/2012
Government Demand Drivers
7205 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	89,268	100%	$22,790	$15,673	$—	1Q 12	1Q 13
7175 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	25,939	100%	9,049	5,927	—	1Q 13	3Q 13
312 Sentinel Way Annapolis Junction, Maryland		National Business Park	125,160	0%	36,653	16,366	4,100	3Q 13	3Q 14
Subtotal Government			240,367	46%	$68,492	$37,966	$4,100
% of Total Demand Drivers			18%

Defense IT Demand Drivers
420 National Business Parkway Jessup, Maryland		National Business Park	137,322	0%	35,482	18,043	—	2Q 13	2Q 14
7770 Backlick Rd (Patriot Ridge) Springfield, Virginia	(4)	Springfield	239,272	49%	72,717	58,143	23,364	3Q 12	3Q 13
1000 Redstone Gateway Huntsville, Alabama		Huntsville	121,105	100%	22,945	19,055	—	1Q 12	1Q 13
1100 Redstone Gateway Huntsville, Alabama		Huntsville	121,347	100%	21,677	1,396	—	1Q 14	1Q 14
1200 Redstone Gateway Huntsville, Alabama		Huntsville	121,088	100%	24,813	3,052	—	4Q 13	4Q 13
7200 Redstone Gateway Huntsville, Alabama		Huntsville	61,434	0%	8,231	4,530	—	4Q 12	4Q 13
Subtotal Defense IT Demand Drivers			801,568	59%	$185,865	$104,219	$23,364
% of Total Demand Drivers			59%

Market Demand Drivers
Ashburn Crossing - DC-8 Ashburn, Virginia		Ashburn	200,000	100%	22,526	7,490	—	4Q 13	4Q 13
Ashburn Crossing - DC-9 Ashburn, Virginia		Ashburn	115,000	100%	11,832	4,309	—	2Q 15	2Q 15
Subtotal Market Demand			315,000	100%	$34,358	$11,799	$—
% of Total Demand Drivers			23%
Total Under Construction			1,356,935	67%	$288,715	$153,984	$27,464

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as “Under Construction,” 83,987 square feet are operational.

Demand Driver Categories (as classified by COPT management):

*	Defense IT: Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

*
Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

*	Market Demand: Development opportunity created through projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/12
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 12/31/12 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				12/31/2012
Market Demand Drivers
751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	113,297	51%	$21,416	$19,138	$12,206	1Q 12	1Q 13
721 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania		Greater Philadelphia	183,466	59%	31,095	14,076	—	2Q 13	2Q 14
Total Under Redevelopment			296,763	56%	$52,511	$33,214	$12,206

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as “Under Redevelopment,” 53,735 square feet are operational.

Corporate Office Properties Trust
Wholesale Data Center as of 12/31/12
(dollars in thousands)

	Gross Building Area	Raised Floor Square Footage (1)	Initial Stabilization Critical Load (in MWs) (2)	Critical Load Used	Critical Load Leased	Initial Stabilization Critical Load Leased %	MW Operational	Anticipated Total Cost (3)	Cost to date

Property and Location
COPT DC-6 9651 Hornbaker Road Manassas, Virginia	233,000	100,000	18	3.25	4	22%	6	$275,230	$207,785

Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases
2019	1	7,172	1.00	$2,098
2020	1	19,023	2.00	4,232
2022	1	5,604	0.25	391
			3.25	$6,721

(1)	Raised floor square footage is that portion of the gross building area where tenants locate their computer servers. Raised floor area is considered to be the net rentable square footage.

(2)	Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3)	Anticipated total cost includes land, construction and leasing costs.

Corporate Office Properties Trust
Summary of Land and Pre-Construction as of 12/31/12 (1)

Location	Acres		Estimated Developable Square Feet	Costs to Date as of 12/31/12 (3)
Strategic Land
Baltimore/Washington Corridor
National Business Park	186		1,792,000
Columbia Gateway	22		520,000
Airport Square	5		84,000
Arundel Preserve	84	up to	1,150,000
Subtotal	297		3,546,000
Northern Virginia
Westfields Corporate Center	23		400,000
Westfields Park Center	33		400,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Ashburn Crossing	10		120,000
Subtotal	82		1,884,000
San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	38		658,000
Subtotal	78		1,158,000
Huntsville, Alabama	443		4,173,000
St. Mary’s & King George Counties	44		109,000
Greater Baltimore	49		1,340,000
Suburban Maryland	49		510,000
Total strategic land held and pre-construction	1,042		12,720,000	$244,943

Non-Strategic Land
Baltimore/Washington Corridor	7		65,000
Greater Baltimore	138		1,352,000
Suburban Maryland	107		1,000,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		604,000
Other (2)	217		967,000
Total non-strategic land held	652		6,558,000	97,149

Total land held and pre-construction	1,694		19,278,000	$342,092

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	This land is being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

(3)	Represents total costs to date, as reported on page 23 (in thousands).

Corporate Office Properties Trust
Quarterly Common Equity Analysis
(dollars and shares in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of December 31, 2012:
Insiders	638	3,413	—	4,051	4.73%
Non-insiders	80,315	655	610	81,580	95.27%
	80,953	4,068	610	85,631	100.00%

COMMON EQUITY - End of Quarter	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Unrestricted Common Shares	80,518	71,730	71,652	71,558	71,363
Restricted Common Shares	435	428	433	480	648
Common Shares	80,953	72,158	72,085	72,038	72,011
Common Units	4,068	4,207	4,247	4,267	4,302
Total	85,021	76,365	76,332	76,305	76,313
End of Quarter Common Share Price	$24.98	$23.97	$23.51	$23.21	$21.26
Market Value of Common Shares/Units	$2,123,825	$1,830,469	$1,794,565	$1,771,045	$1,622,417
Common Shares Trading Volume
Average Daily Volume (Shares)	758	528	588	809	842
Average Daily Volume	$18,916	$12,246	$13,303	$19,218	$18,604
As a Percentage of Weighted Average Common Shares	1.0%	0.7%	0.8%	1.1%	1.2%
Common Share Price Range
Quarterly High	$26.12	$25.61	$24.05	$25.48	$25.96
Quarterly Low	$23.22	$21.36	$21.13	$20.58	$19.35
Quarterly Average	$24.94	$23.18	$22.64	$23.76	$22.11

Corporate Office Properties Trust
Quarterly Preferred Equity and Total Market Capitalization Analysis
(dollars and shares in thousands, except per share amounts)

	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176
Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series G Shares - 8.0%	$—	$—	$55,000	$55,000	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	84,750	84,750	84,750	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	—	—
Total Nonconvertible Preferred Equity	307,250	307,250	362,250	189,750	189,750
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5%	8,800	8,800	8,800	8,800	8,800
Convertible Preferred Equity - liquidation preference
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$342,633	$342,633	$397,633	$225,133	$225,133
CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$342,633	$342,633	$397,633	$225,133	$225,133
Market Value of Common Shares/Units	2,123,825	1,830,469	1,794,565	1,771,045	1,622,417
Total Equity Market Capitalization	2,466,458	2,173,102	2,192,198	1,996,178	1,847,550
Total Debt	2,019,168	2,169,315	2,191,851	2,418,078	2,426,303
Total Market Capitalization	$4,485,626	$4,342,417	$4,384,049	$4,414,256	$4,273,853

Corporate Office Properties Trust
Dividend Analysis

	Three Months Ended										Year Ended
	12/31/12		9/30/12		6/30/12		3/31/12		12/31/11		12/31/12		12/31/11
Common Share Dividends
Dividends per share/unit	$0.2750		$0.2750		$0.2750		$0.2750		$0.4125		$1.1000		$1.6500
Dividend Yield at Quarter End	4.40%		4.59%		4.68%		4.74%		7.76%		4.40%		7.76%
Common Dividend Payout Ratios
Diluted FFO Payout	57.5%		53.1%		51.0%		47.3%		(118.6)%		52.1%		233.5%
Diluted FFO Payout, as adjusted for comparability	55.0%		51.7%		50.8%		52.7%		73.3%		52.6%		78.4%
Diluted AFFO Payout	151.1%		61.1%		57.3%		52.4%		123.1%		68.3%		111.4%
Diluted AFFO Payout, excluding recurring capital expenditures on properties in disposition plans	147.4%		62.3%		53.8%		50.5%		91.5%		66.3%		92.5%
Dividend Coverage - Diluted FFO	1.74	x	1.88	x	1.96	x	2.11	x	(0.84	)x	1.92	x	0.43	x
Dividend Coverage - Diluted FFO, as adjusted for comparability	1.82	x	1.94	x	1.97	x	1.90	x	1.36	x	1.90	x	1.28	x
Dividend Coverage - Diluted AFFO	0.66	x	1.64	x	1.74	x	1.91	x	0.81	x	1.46	x	0.90	x
Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Unit Distributions Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series G Preferred Share Dividends (1)
Preferred Share Dividends Per Share	N/A		$0.20000		$0.50000		$0.50000		$0.50000
Preferred Share Dividend Yield	N/A		8.000%		8.000%		8.000%		8.000%
Quarter End Recorded Book Value	N/A		$25.00		$25.00		$25.00		$25.00
Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Share Dividend Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656		$0.47656		$0.47656		$0.47656		$0.47656
Preferred Share Dividend Yield	7.625%		7.625%		7.625%		7.625%		7.625%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Preferred Share Dividend Yield	5.600%		5.600%		5.600%		5.600%		5.600%
Quarter End Recorded Book Value	$50.00		$50.00		$50.00		$50.00		$50.00
Series L Preferred Share Dividends (2)
Preferred Share Dividends Per Share	$0.4609		$0.4609		$0.0205		N/A		N/A
Preferred Share Dividend Yield	7.375%		7.375%		7.375%		N/A		N/A
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		N/A		N/A
(1)    These shares were redeemed on August 6, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

(2)	These shares were issued on June 27, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

Corporate Office Properties Trust
Debt Analysis
(dollars in thousands)

	12/31/2012
	Stated Rate	GAAP Effective Rate
			12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Debt Outstanding
Fixed rate
Secured debt	6.01%	5.93%	$948,414	$978,461	$1,009,164	$1,049,204	$1,052,421
Exchangeable Senior Notes	4.25%	6.05%	230,934	230,000	229,081	228,175	227,283
Other Unsecured Debt	0.00%	6.50%	1,788	1,809	5,106	5,078	5,050
Total fixed rate debt	5.64%	5.96%	1,181,136	1,210,270	1,243,351	1,282,457	1,284,754
Variable rate
Secured debt	2.46%	2.46%	$38,475	$38,671	$38,844	$39,027	$39,213
Unsecured Revolving Credit Facility (1)	0.00%	0.00%	—	80,000	195,000	396,000	662,000
Construction Loans	2.66%	2.66%	29,557	70,374	64,656	50,594	40,336
Other Unsecured Debt	2.17%	2.17%	770,000	770,000	650,000	650,000	400,000
Total variable rate debt	2.20%	2.20%	$838,032	$959,045	$948,500	$1,135,621	$1,141,549
Total debt outstanding			$2,019,168	$2,169,315	$2,191,851	$2,418,078	$2,426,303
Variable Rate Loans Subject to Interest Rate Swaps (2)			$438,475	$438,671	$438,844	$659,027	$659,213
% of Fixed Rate Loans (2)			80%	76%	77%	80%	80%
% of Variable Rate Loans (2)			20%	24%	23%	20%	20%
			100%	100%	100%	100%	100%
Recourse debt			$1,063,613	$1,163,079	$1,157,860	$1,350,311	$1,359,343
Nonrecourse debt			955,555	1,006,236	1,033,991	1,067,767	1,066,960
Total debt outstanding			$2,019,168	$2,169,315	$2,191,851	$2,418,078	$2,426,303

(1) As of December 31, 2012, our borrowing capacity under the facility was $800.0 million, of which $792.3 million was available.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Analysis  (continued)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Average Stated Interest Rates
Fixed rate
Secured debt	6.1%	6.1%	6.0%	6.1%	6.0%	6.1%	6.0%
Exchangeable Senior Notes	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.0%
Other Unsecured Debt	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total fixed rate debt	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%	5.5%
Variable rate
Secured debt	2.5%	2.6%	2.5%	2.6%	2.5%	2.5%	4.1%
Unsecured Revolving Credit Facility	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%	1.6%
Construction Loans	2.8%	2.8%	2.7%	2.8%	3.0%	2.8%	2.1%
Other Unsecured Debt	2.2%	2.2%	2.2%	2.2%	2.2%	2.2%	2.1%
Interest rate swaps (1)	0.6%	0.6%	0.7%	0.9%	1.1%	0.7%	1.1%
Total variable rate debt (1)(2)	2.9%	2.8%	2.8%	2.9%	2.7%	2.8%	2.9%
Total debt outstanding (2)	4.5%	4.4%	4.3%	4.3%	4.3%	4.4%	4.5%
Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.7x	3.7x	3.5x	3.4x	3.5x	3.6x	3.3x
Adjusted EBITDA interest coverage ratio	3.4x	3.4x	3.2x	3.0x	3.2x	3.2x	3.0x
NOI debt service coverage ratio	3.3x	3.2x	3.1x	3.0x	3.0x	3.1x	2.9x
Adjusted EBITDA debt service coverage ratio	3.0x	3.0x	2.8x	2.6x	2.8x	2.9x	2.6x
NOI fixed charge coverage ratio	2.8x	2.8x	3.0x	2.9x	2.9x	2.9x	2.8x
Adjusted EBITDA fixed charge coverage ratio	2.6x	2.6x	2.7x	2.5x	2.7x	2.6x	2.6x
Debt to Adjusted EBITDA ratio	7.2x	7.5x	7.6x	8.7x	8.5x	7.1x	8.6x
Adjusted debt to Adjusted EBITDA ratio	6.0x	6.2x	6.3x	7.2x	7.0x	6.0x	7.1x

(1) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(2) Includes fees incurred on unused borrowing capacity of Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Revolving Credit Facility		Total Scheduled Payments
January - March	$2,466	$—		N/A	$205	$—		N/A	$—		$2,671
May - June	2,338	33,510		5.93%	183	17,548	(1)	2.97%	—		53,579
July - September	2,301	5,679		6.44%	193	931		2.75%	—		9,104
October - December	1,951	53,621		5.20%	203	—		N/A	—		55,775
Total 2013	$9,056	$92,810		5.54%	$784	$18,479		2.96%	$—		$121,129
2014	$5,845	$151,681	(2)		$815	$—			$—	(3)	$158,341
2015	4,848	343,000	(4)		700	447,254	(5)		—		795,802
2016	4,037	274,605			—	—			—		278,642
2017	778	300,610			—	250,000			—		551,388
Thereafter	2,479	11			—	120,000			—		122,490
	$27,043	$1,162,717			$2,299	$835,733			$—		$2,027,792

									Net discount		(8,624)
									Total Debt		$2,019,168
Interest Rate Hedges at 12/31/12

Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date
$38,475	(6)	3.8300%	One-Month LIBOR + 2.25%	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019
Notes:

(1)	May be extended by one year at our option, subject to certain conditions.

(2)
We have $71.2 million of fixed debt maturing in 2034 that, if not prepaid in 2014, becomes much more expensive and restrictive. Therefore, the above table reflects the $69.2 million in maturities on this debt in 2014.

(3)	Our Revolving Credit Facility matures in September 2014 and may be extended by one year at our option, subject to certain conditions.

(4)	4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(5)	Includes $400.0 million pertaining to a term credit agreement that matures in September 2015 and may be extended by one year at our option, subject to certain conditions.

(6)	The notional amount is scheduled to amortize to $36.2 million.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 12/31/12
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve #5 (1 property)	147	100.0%	$37,364	$17,548	50%
Suburban Maryland:
MOR Forbes 2 LLC	56	90.9%	3,879	—	50%
M Square Associates, LLC (2 properties)	242	94.9%	56,307	38,475	50%
Total/Average	445	96.1%	$97,550	$56,023
NOI of Operating Properties for Three Months Ended 12/31/12 (2)	$2,335
NOI of Operating Properties for Year Ended 12/31/12 (2)	$7,183

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve	1,382	$6,728	$—	50%
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	6,436	—	75%
M Square Research Park	510	4,491	—	50%
Huntsville, Alabama:
Redstone Gateway	4,422	76,295	11,078	85%
Total	7,281	$93,950	$11,078

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Net income (loss)	$19,010	$(20,765)	$11,861	$10,235	$(91,102)	$20,341	$(127,576)
Interest expense on continuing and discontinued operations	22,782	23,366	24,975	25,675	24,914	96,798	104,301
Income tax expense (benefit)	54	106	17	204	(38)	381	(6,710)
Depreciation of furniture, fixtures and equipment (FF&E)	610	624	629	618	601	2,481	2,463
Real estate-related depreciation and amortization	28,560	30,624	31,666	31,087	33,030	121,937	134,131
Impairment losses	2,140	55,829	2,354	6,587	78,674	66,910	151,021
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	6	(970)	171	—	3	(793)	2,023
Gain on sales of operating properties	8	(16,913)	115	(4,138)	(3,362)	(20,928)	(4,811)
Non-operational property sales	—	—	(33)	—	—	(33)	(2,717)
Net gain on investments in unconsolidated entities included in interest and other income	(2,992)	(81)	(66)	(450)	(771)	(3,589)	(1,820)
Operating property acquisition costs	—	222	7		4	229	156
Loss on interest rate derivatives	—	—	—	—	29,805	—	29,805
Adjusted EBITDA	$70,178	$72,042	$71,696	$69,818	$71,758	$283,734	$280,266
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,103	6,378	8,853	9,569	7,314	31,903	30,326
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,205	1,410	1,297	1,594	1,815	5,506	6,041
Depreciation of FF&E	(610)	(624)	(629)	(618)	(601)	(2,481)	(2,463)
Income from construction contracts and other service operations	(750)	(873)	(710)	(927)	(550)	(3,260)	(2,706)
Interest and other (income) loss, excluding net gain on investments in unconsolidated entities	(1,028)	(1,014)	(774)	(767)	(1,150)	(3,583)	(3,783)
Equity in loss of unconsolidated entities	24	246	187	89	108	546	331
NOI from real estate operations	$76,122	$77,565	$79,920	$78,758	$78,694	$312,365	$308,012

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Discontinued Operations
Revenues from real estate operations	$5,083	$6,403	$12,800	$14,643	$15,973	$38,929	$67,336
Property operating expenses	(1,555)	(2,182)	(4,544)	(5,293)	(6,237)	(13,574)	(25,423)
Depreciation and amortization	—	(1,926)	(3,278)	(3,253)	(4,124)	(8,457)	(21,020)
General, administrative and leasing expenses	—	(1)	(2)	—	—	(3)	(12)
Business development expenses and land carry costs	—	—	(6)	(18)	(19)	(24)	(75)
Interest	(67)	(127)	(736)	(1,244)	(1,553)	(2,174)	(6,079)
Gain (loss) on early extinguishment of debt	—	1,738	(2)	—	—	1,736	(384)
Impairment losses	(186)	(9,733)	(2,354)	(11,423)	(38,179)	(23,696)	(67,543)
Gain on sales of depreciated real estate properties	(8)	16,913	(103)	4,138	3,358	20,940	4,796
Discontinued operations	$3,267	$11,085	$1,775	$(2,450)	$(30,781)	$13,677	$(48,404)
GAAP revenues from real estate operations from continuing operations	$117,481	$114,861	$111,168	$110,661	$111,483	$454,171	$428,496
Revenues from discontinued operations	5,083	6,403	12,800	14,643	15,973	38,929	67,336
Real estate revenues	$122,564	$121,264	$123,968	$125,304	$127,456	$493,100	$495,832
GAAP property operating expenses from continuing operations	$44,887	$41,517	$39,504	$41,253	$42,525	$167,161	$162,397
Property operating expenses from discontinued operations	1,555	2,182	4,544	5,293	6,237	13,574	25,423
Real estate property operating expenses	$46,442	$43,699	$44,048	$46,546	$48,762	$180,735	$187,820
Gain on sales of real estate, net, per statements of operations	$—	$—	$21	$—	$4	$21	$2,732
Gain on sales of real estate from discontinued operations	(8)	16,913	(103)	4,138	3,358	20,940	4,796
Gain on sales of real estate from continuing and discontinued operations	(8)	16,913	(82)	4,138	3,362	20,961	7,528
Less: Gain on sales of non-operating properties	—	—	(33)	—	—	(33)	(2,717)
Gain on sales of operating properties	$(8)	$16,913	$(115)	$4,138	$3,362	$20,928	$4,811
Impairment losses, per statements of operations	$1,954	$46,096	$—	$(4,836)	$40,495	$43,214	$83,478
Impairment losses on discontinued operations	186	9,733	2,354	11,423	38,179	23,696	67,543
Total impairment losses	2,140	55,829	2,354	6,587	78,674	66,910	151,021
Less: Impairment losses on previously depreciated operating properties	(247)	(55,829)	(2,354)	(11,833)	(39,481)	(70,263)	(70,512)
Impairment losses (recoveries) on non-operating properties	1,893	—	—	(5,246)	39,193	(3,353)	80,509
Less: Income tax expense (benefit) from impairments on non-operating properties	—	—	—	673	452	673	(4,775)
Impairment losses (recoveries) on non-operating properties, net of tax	$1,893	$—	$—	$(4,573)	$39,645	$(2,680)	$75,734

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11	12/31/12	12/31/11
Depreciation and amortization associated with real estate operations from continuing operations	$28,560	$28,698	$28,388	$27,834	$28,906	$113,480	$113,111
Depreciation and amortization from discontinued operations	—	1,926	3,278	3,253	4,124	8,457	21,020
Real estate-related depreciation and amortization	$28,560	$30,624	$31,666	$31,087	$33,030	$121,937	$134,131
Interest expense from continuing operations	$22,715	$23,239	$24,239	$24,431	$23,361	$94,624	$98,222
Interest expense from discontinued operations	67	127	736	1,244	1,553	2,174	6,079
Total interest expense	22,782	23,366	24,975	25,675	24,914	96,798	104,301
Less: Amortization of deferred financing costs	(1,547)	(1,527)	(1,597)	(1,572)	(1,506)	(6,243)	(6,596)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	(693)	(683)	(682)	(663)	(634)	(2,721)	(4,680)
Denominator for interest coverage	20,542	21,156	22,696	23,440	22,774	87,834	93,025
Scheduled principal amortization	2,590	2,791	3,096	3,207	3,108	11,684	13,755
Denominator for debt service coverage	23,132	23,947	25,792	26,647	25,882	99,518	106,780
Scheduled principal amortization	(2,590)	(2,791)	(3,096)	(3,207)	(3,108)	(11,684)	(13,755)
Preferred share dividends - redeemable non-convertible	6,106	6,546	4,167	4,025	4,026	20,844	16,102
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$26,813	$27,867	$27,028	$27,630	$26,965	$109,338	$109,787
Preferred share dividends	$6,106	$6,546	$4,167	$4,025	$4,026	$20,844	$16,102
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends	22,255	19,837	19,809	19,819	29,693	81,720	116,717
Common unit distributions	1,119	1,157	1,168	1,173	1,775	4,617	7,173
Total dividends/distributions	$29,645	$27,705	$25,309	$25,182	$35,659	$107,841	$140,652
Common share dividends	$22,255	$19,837	$19,809	$19,819	$29,693	$81,720	$116,717
Common unit distributions	1,119	1,157	1,168	1,173	1,775	4,617	7,173
Dividends and distributions for payout ratios	$23,374	$20,994	$20,977	$20,992	$31,468	$86,337	$123,890
Total Assets	$3,653,759	$3,597,656	$3,715,075	$3,797,368	$3,863,555	$3,653,759	$3,863,555
Accumulated depreciation	555,975	565,724	562,345	570,242	559,679	555,975	559,679
Accumulated depreciation included in assets held for sale	12,201	12,669	34,234	5,840	17,922	12,201	17,922
Denominator for debt to adjusted book	$4,221,935	$4,176,049	$4,311,654	$4,373,450	$4,441,156	$4,221,935	$4,441,156
Debt, net	$2,019,168	$2,169,315	$2,191,851	$2,418,078	$2,426,303	$2,019,168	$2,426,303
Less: Construction in progress on assets held for sale	—	—	(1,220)	(75)	(12,277)	—	(12,277)
Less: Construction in progress	(329,054)	(394,361)	(380,879)	(408,883)	(409,086)	(329,054)	(409,086)
Adjusted debt for adjusted debt to adjusted EBITDA ratio	$1,690,114	$1,774,954	$1,809,752	$2,009,120	$2,004,940	$1,690,114	$2,004,940

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Debt to Adjusted EBITDA ratio
Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of Acquisition Intangibles Included in Net Operating Income
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of

Corporate Office Properties Trust
Definitions

geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio
Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Adjusted Book
Defined as the carrying value of our debt divided by total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for

Corporate Office Properties Trust
Definitions

original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Real Estate Operating Margin
Defined as real estate revenue divided by NOI from real estate operations.

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Corporate Office Properties Trust
Definitions

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Demand Drivers Categories — Demand opportunity created through:

•	Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•	Government — existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information IT.

•	Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•	Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties are underway.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2011, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.